Exhibit 10.8


                       AMERICAN WOODMARK CORPORATION

                             Fiscal Year 1996
                        Incentive Plan for Officers



  I.   Purpose

       The objectives of the Incentive Plan are threefold:

       A. To provide an incentive which will encourage and reward outstanding individual performance.

       B. To help align the personal goals of the individuals with the overall goals and objectives of American Woodmark.

       C. Together with the Salary Administration Program; to provide a compensation package, both in form and in total compensation value, which is at least equal to or better than programs offered by competition.

 II.   Eligibility for Participation in the Bonus Program

       Positions included in the program are officers of the Company.

III.   Payout of Bonus Awards

       A.   Officers

            Officers will be paid in two components:

            1.   From 0-70% of their year-end salary based upon ROI.

            2. From 0-30% of their salary based upon measurable goals which support the achievement of the Company's goals.

            There will be no payout if the Company loses money for the year. Payouts will be made at the end of the fiscal year, and the individual must be employed as of April 30, 1996 to be eligible.
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 IV.   Determination of Payout


                             Payout Percentage

       A.       ROI*                         Officers

             Below 12.5                          0
             12.5 - 15%                       14 - 30
             15 - 20%                         30 - 50
             20 - 25%                         50 - 65
             25 - 30%                         65 - 70

  V. In addition to the above program, the President has the authority to propose to the Compensation Committee additional special payouts for individuals who perform in an exceptional way to dramatically and favorably impact the Company's performance.





    * ROI is return on investment: pre-tax pre-interest income (excluding effects of accounting changes) divided by average net assets (excluding cash, accounts payable and current liabilities).



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